Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Urban One, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)

The accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Peter D. Thompson
		Name:	Peter D. Thompson
		Title:	Executive Vice President and Chief Financial Officer
Date: December 22, 2023

A signed original of this written statement required by Section 906 has been provided to Urban One, Inc. and will be retained by Urban One, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.